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SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)    July 3, 2002

Credit Suisse First Boston (USA), Inc.
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation or organization)

1-6862 (Commission File Number)	13-1898818 (I.R.S. Employer (Identification No.)
Eleven Madison Avenue, New York, New York (Address of principal executive office)	10010 (Zip Code)

(212) 325-2000
(Registrant's telephone number, including area code)

(Former name or former address, if changed since last report)

Item 5. Other Events

        On July 3, 2002, Credit Suisse Group, our ultimate parent, issued a press release regarding changes in senior management and its expectations with respect to its financial results for the quarter and six months ended June 30, 2002. The press release is filed herewith as an exhibit and hereby incorporated in its entirety by reference.

        On July 5, 2002, Moody's Investors Service changed to negative from stable the ratings outlook for our Aa3 senior debt rating and the Aa3 senior debt rating of Credit Suisse Group and Credit Suisse First Boston.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits

  (c)
  Exhibit

        Exhibit 99.1            Press release dated July 3, 2002 for Credit Suisse Group.

SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Credit Suisse First Boston (USA), Inc.
By:	/s/ DAVID C. FISHER David C. Fisher Chief Financial and Accounting Officer

July 8, 2002

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  Item 5. Other Events
  Item 7. Financial Statements, Pro Forma Financial Information and Exhibits